Exhibit 23









                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63741) pertaining to the Textron Savings Plan of Textron Inc. of our report dated May 2, 1997, with respect to the financial statements and schedules of the Textron Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                       ERNST & YOUNG LLP

Providence, Rhode Island

June 23, 1997